Exhibit 4(c)
REGISTRATION RIGHTS AGREEMENT

This Registration Rights Agreement (this "Agreement"), dated April 24, 2006, is made between Florida Power & Light Company, a Florida corporation (the "Company"), and Barclays Capital Inc., J.P. Morgan Securities Inc. and Scotia Capital (USA) Inc., as representatives of the Initial Purchasers (as defined herein).

This Agreement is made pursuant to the Purchase Agreement, dated April 19, 2006 (the "Purchase Agreement"), between the Company, as issuer, and the Initial Purchasers, which provides for the sale by the Company to the Initial Purchasers of $300,000,000 aggregate principal amount of the Company's First Mortgage Bonds, 6.20% Series due June 1, 2036 (the "Bonds"). In order to induce the Initial Purchasers to enter into the Purchase Agreement, the Company has agreed to provide to the Initial Purchasers and their direct and indirect transferees the registration rights set forth in this Agreement. The execution and delivery of this Agreement is a condition to the closing under the Purchase Agreement.

In consideration of the foregoing, the parties hereto agree as follows:
1.	Definitions.
As used in this Agreement, the following capitalized defined terms shall have the following meanings:
"Additional Interest" shall have the meaning set forth in Section 2(e) hereof.
"Additional Interest Rate" shall have the meaning set forth in Section 2(e) hereof.
"Advice" shall have the meaning set forth in the last paragraph of Section 3 hereof.
"Affiliate" has the meaning given to that term in Rule 405 under the Securities Act or any successor rule thereunder.
"Agreement" shall have the meaning set forth in the preamble to this Agreement.
"Applicable Holders" shall have the meaning set forth in Section 7(c) hereof.
"Applicable Period" shall have the meaning set forth in Section 3(u)(A) hereof.
"Bonds" shall have the meaning set forth in the preamble to this Agreement.

"Business Day" shall mean any day other than (i) a Saturday or a Sunday, (ii) a day on which banks in The City of New York are authorized or required by law or executive order to remain closed or (iii) a day on which the Trustee's principal corporate trust office is closed for business.

"Company" shall have the meaning set forth in the preamble to this Agreement.
"Controlling Person" shall have the meaning set forth in Section 4(a) hereof.

"Depositary" shall mean The Depository Trust Company, or any other depositary appointed by the Company; provided, however, that such depositary must have an address in the Borough of Manhattan, in The City of New York.

"Effectiveness Period" shall have the meaning set forth in Section 2(b) hereof.
"Eligible Holder" shall have the meaning set forth in Section 2(a) hereof.
"Exchange Act" shall mean the Securities Exchange Act of 1934, as amended from time to time.

"Exchange Bonds" shall mean the Company's First Mortgage Bonds, 6.20% Series due June 1, 2036 containing terms substantially identical in all material respects to the Bonds (except that the Exchange Bonds will not contain registration rights or terms with respect to transfer restrictions under the Securities Act and will not provide for any Additional Interest to be payable with respect thereto).

"Exchange Offer" shall mean the offer by the Company to the Holders to exchange the Registrable Bonds held by each such Holder for a like principal amount of Exchange Bonds pursuant to Section 2(a) hereof.

"Exchange Offer Registration" shall mean a registration under the Securities Act effected pursuant to Section 2(a) hereof.
"Exchange Offer Registration Statement" shall mean an exchange offer Registration Statement on Form S-4 under the Securities Act (or, if applicable, on another appropriate form).
"Exchange Period" shall have the meaning set forth in Section 2(a) hereof.

"Holders" shall mean the Initial Purchasers, for so long as they own beneficial interests in any Registrable Bonds, and each of their respective successors, assigns and direct and indirect transferees who become registered owners of Registrable Bonds under the Mortgage.

"Indemnified Party" shall have the meaning set forth in Section 4(a) hereof.
"Ineligible Holder" shall have the meaning set forth in Section 2(b) hereof.

"Initial Purchasers" shall mean Barclays Capital Inc., J.P. Morgan Securities Inc., Scotia Capital (USA) Inc., BNP Paribas Securities Corp., BNY Capital Markets, Inc., LaSalle Financial Services, Inc., McDonald Investments, Inc., UBS Securities LLC and Wells Fargo Securities, LLC.

"Inspectors" shall have the meaning set forth in Section 3(o) hereof.
"Issue Date" shall mean April 24, 2006, the date of original issuance of the Bonds.
"Majority Holders" shall mean the Holders of a majority of the aggregate principal amount of outstanding Registrable Bonds.

"Mortgage" shall mean the Company's Mortgage and Deed of Trust, dated as of January 1, 1944, to Deutsche Bank Trust Company Americas (formerly known as Bankers Trust Company), as Trustee, and The Florida National Bank of Jacksonville (now resigned), as supplemented and amended.

"NASD" shall mean the National Association of Securities Dealers, Inc.
"Notice" shall have the meaning set forth in Section 2(a) hereof.
"Participating Broker-Dealer" shall have the meaning set forth in Section 3(u)(A) hereof.

"Person" shall mean an individual, partnership, corporation, trust or unincorporated organization, limited liability company, or a government or agency or political subdivision thereof or other legal entity.

"Prospectus" shall mean the prospectus relating to the Exchange Bonds or the Registrable Bonds included in a Registration Statement, including any preliminary prospectus, and any such prospectus as amended or supplemented by any prospectus supplement, including a prospectus supplement with respect to the terms of the offering of any portion of the Registrable Bonds covered by a Shelf Registration Statement, and by all other amendments and supplements to such a prospectus, including post-effective amendments, and in each case including all documents incorporated by reference therein.

"Purchase Agreement" shall have the meaning set forth in the preamble to this Agreement.
"Records" shall have the meaning set forth in Section 3(o) hereof.

"Registrable Bonds" shall mean the Bonds; provided, however, that Bonds shall cease to be Registrable Bonds when (i) a Registration Statement with respect to such Bonds shall have become effective under the Securities Act and such Bonds shall have been disposed of pursuant to such Registration Statement, (ii) such Bonds shall have been sold to the public pursuant to Rule 144 (or any similar provision then in force, but not Rule 144A) under the Securities Act, (iii) such Bonds shall have ceased to be outstanding, (iv) such Bonds shall have been exchanged for Exchange Bonds upon consummation of the Exchange Offer and the holder thereof (other than an Affiliate of the Company) could sell the Exchange Bonds without compliance with the prospectus delivery requirements of the Securities Act or (v) the Rule 144(k) Period has expired.

"Registration Default" shall have the meaning set forth in Section 2(e) hereof.

"Registration Expenses" shall mean any and all expenses incident to the performance of or the compliance by the Company with this Agreement, including, without limitation: (i) all SEC or NASD registration and filing fees; (ii) all fees and expenses incurred in connection with compliance with state securities or blue sky laws (including reasonable fees and disbursements of counsel for any underwriters or Holders in connection with U.S. blue sky qualification of any of the Exchange Bonds or Registrable Bonds) and compliance with the rules of the NASD in an amount not exceeding $5,000 in the aggregate, (iii) all expenses of any Persons in preparing or assisting in preparing, word processing, printing and distributing any Registration Statement, any Prospectus and any amendments or supplements thereto, and in preparing or assisting in preparing, printing and distributing any underwriting agreements, securities sales agreements and other documents relating to the performance of and compliance with this Agreement, (iv) all rating agency fees, (v) all fees and disbursements of counsel for the Company and of the independent registered public accounting firm of the Company, including the expenses of any "cold comfort" letters required by or incident to the performance of and compliance with this Agreement, (vi) all fees and expenses of the Trustee, and any paying agent, exchange agent or custodian with respect to the Bonds or the Exchange Bonds, (vii) all fees and expenses incurred in connection with the listing, if any, of any of the Registrable Bonds or the Exchange Bonds on any national securities exchange or exchanges and (viii) all reasonable fees and expenses of any special experts retained by the Company in connection with any Registration Statement.

"Registration Statement" shall mean any registration statement of the Company under the Securities Act that covers any of the Exchange Bonds or the Registrable Bonds pursuant to the provisions of this Agreement, and all amendments and supplements to any such Registration Statement, including post-effective amendments, in each case including the Prospectus contained therein relating to the Exchange Bonds or the Registrable Bonds, all exhibits thereto and all documents incorporated by reference therein.

"Rule 144(k) Period" shall mean the period of two years (or such shorter period as may hereafter be provided in Rule 144(k) under the Securities Act (or similar successor rule)) commencing on the Issue Date.

"SEC" shall mean the United States Securities and Exchange Commission.
"Securities Act" shall mean the Securities Act of 1933, as amended from time to time.
"Shelf Registration" shall mean a registration effected pursuant to Section 2(b) hereof.

"Shelf Registration Statement" shall mean a "shelf" Registration Statement of the Company pursuant to the provisions of Section 2(b) hereof which covers all of the Registrable Bonds (except (a) as described in the final paragraph of Section 2(a) hereof, or (b) Registrable Bonds the Holders of which have elected not to include in such Shelf Registration Statement or the Holders of which have not complied with their obligations under the penultimate paragraph of Section 3 hereof or under the first paragraph of Section 2(b) hereof), on an appropriate form under Rule 415 under the Securities Act, or any similar rule that may be adopted by the SEC, and all amendments and supplements to such registration statement, including post-effective amendments, in each case including the Prospectus contained therein relating to the Registrable Bonds, all exhibits thereto and all documents incorporated by reference therein.

"TIA" shall mean the Trust Indenture Act of 1939, as amended.
"Trustee" shall mean Deutsche Bank Trust Company Americas, and any successor thereto, as trustee under the Mortgage.
2.	Registration Under the Securities Act.
(a) Exchange Offer.

To the extent not prohibited by any law, regulation or applicable interpretation by the staff of the SEC, the Company shall, for the benefit of the Holders, at the Company's cost, (i) cause to be filed with the SEC an Exchange Offer Registration Statement on an appropriate form under the Securities Act covering the Exchange Offer, (ii) use its reasonable efforts to cause such Exchange Offer Registration Statement to become effective under the Securities Act not later than 330 days after the Issue Date and (iii) promptly offer the Exchange Bonds in exchange for surrender of the Bonds upon the effectiveness of the Exchange Offer Registration Statement, and use its reasonable efforts to consummate the Exchange Offer within 360 days after the Issue Date. It is understood that the objective of such Exchange Offer is to enable each Holder so electing to (x) exchange Registrable Bonds for a like principal amount of Exchange Bonds (assuming that such Holder is not an Affiliate of the Company and is not a broker-dealer tendering Registrable Bonds acquired directly from the Company for its own account, acquires the Exchange Bonds (and acquired the Registrable Bonds) in the ordinary course of such Holder's business and has no arrangements or understandings with any Person to participate in the Exchange Offer for the purpose of distributing the Exchange Bonds) (any Holder meeting all such requirements, hereinafter an "Eligible Holder"), and (y) transfer such Exchange Bonds from and after their receipt without any limitations or restrictions under the Securities Act and under state securities or blue sky laws of U.S. jurisdictions.

In connection with the Exchange Offer, the Company shall:
(i)

deliver or mail to each Holder a copy of the Prospectus forming part of the Exchange Offer Registration Statement, together with an appropriate letter of transmittal and related documents (together, the "Notice");

(ii)

use its reasonable efforts to keep the Exchange Offer open for acceptance for a period of not less than 30 days after the date Notice thereof is first mailed to the Holders (or longer if required by applicable law) (such period referred to herein as the "Exchange Period");

(iii)	(iii)utilize the services of the Depositary for the Exchange Offer with respect to Bonds represented by a global certificate;
(iv)

permit Holders to withdraw Registrable Bonds tendered for exchange at any time prior to the close of business, New York time, on the last Business Day of the Exchange Period, by sending to the institution specified in the Notice a telegram, telex, facsimile transmission or letter, received before the aforesaid time, setting forth the name of such Holder, the principal amount of Registrable Bonds tendered for exchange, and a statement that such Holder is withdrawing his election to have such Registrable Bonds exchanged;

(v)

notify each Holder by means of the Notice that any Bond not tendered by such Holder in the Exchange Offer will remain outstanding and continue to accrue interest, but will not retain any rights under this Agreement (except in the case of the Initial Purchasers and Participating Broker-Dealers as provided herein); and

(vi)	otherwise comply in all material respects with all applicable laws and regulations relating to the Exchange Offer.
As soon as practicable after the close of the Exchange Offer, the Company shall:
(i)	accept for exchange all Registrable Bonds or principal amount thereof tendered and not validly withdrawn pursuant to the Exchange Offer in accordance with the Notice;
(ii)	deliver, or cause to be delivered, to the Trustee for cancellation all Registrable Bonds or principal amount thereof so accepted for exchange by the Company; and
(iii)

issue, and cause the Trustee to promptly authenticate and deliver to the Depositary (or, if the Exchange Bonds are in certificated form, the applicable Holder), Exchange Bonds equal in principal amount to the principal amount of the Registrable Bonds surrendered for exchange by such Holder.

Interest on each Exchange Bond issued pursuant to the Exchange Offer will accrue from the last date on which interest was paid or duly provided for on the Bond surrendered in exchange therefor or, if no interest has been paid on such Bond, from the Issue Date. To the extent not prohibited by any law, regulation or applicable interpretation by the staff of the SEC, the Company shall use its reasonable efforts to complete the Exchange Offer as provided above. The Exchange Offer shall not be subject to any conditions, other than that the Exchange Offer does not violate any law, regulation or any applicable interpretation by the staff of the SEC and that each Holder tendering Registrable Bonds for exchange shall be an Eligible Holder and those conditions that are customary in similar exchange offers. Each Holder of Registrable Bonds who wishes to exchange such Registrable Bonds (or any principal amount thereof) for Exchange Bonds in the Exchange Offer will be required, as a condition to participating in the Exchange Offer, to make certain customary representations in connection therewith, including representations that (i) it is not an Affiliate of the Company, (ii) it is not a broker-dealer tendering Registrable Bonds acquired directly from the Company, (iii) the Bonds being exchanged, and the Exchange Bonds to be received by it, have been or will be acquired in the ordinary course of its business and (iv) at the time of the Exchange Offer, it has no arrangement or understanding with any Person to participate in the distribution (within the meaning of the Securities Act) of the Exchange Bonds. Each Holder hereby acknowledges and agrees that any Participating Broker-Dealer and any Holder using the Exchange Offer to participate in a distribution of the Exchange Bonds: (1) could not, under SEC policy as in effect on the date of this Agreement, rely on the position of the SEC enunciated in Morgan Stanley and Co., Inc. (available June 5, 1991) and Exxon Capital Holdings Corporation (available May 13, 1988), as interpreted in the SEC's letter to Shearman & Sterling (available July 2, 1993), and similar no-action letters (including any no-action letter obtained based on the representations in clause (i) above), and (2) must comply with the registration and prospectus delivery requirements of the Securities Act in connection with a secondary resale transaction and that such a secondary resale transaction should be covered by an effective registration statement containing the selling security holder information required by Items 507 and 508, as applicable, of Regulation S-K, the SEC standard instructions for filing forms under the Securities Act, if the resales are of Exchange Bonds obtained by such Holder in exchange for Bonds acquired by such Holder directly from the Company.

Upon consummation of the Exchange Offer in accordance with this Section 2(a):
(i)	any Eligible Holder that failed to participate in such Exchange Offer shall not be entitled to include any of its Registrable Bonds in any Shelf Registration Statement pursuant to this Agreement;
(ii)

the provisions of this Agreement (other than those relating to an Exchange Offer Registration) shall continue to apply, mutatis mutandis, with respect solely to Bonds or Exchange Bonds held by the Initial Purchasers and the Participating Broker-Dealers; and

(iii)	the Company shall have no further obligation to register any Registrable Bonds pursuant to Section 2(b) of this Agreement (other than pursuant to Sections 2(b)(iii) and (iv)).
(b) Shelf Registration.

In the event that (i) the Company is not permitted to effect the Exchange Offer because of any change in law, regulation or applicable interpretation by the staff of the SEC, (ii) for any reason the Exchange Offer is not consummated on or prior to 360 days after the Issue Date, (iii) any Initial Purchaser so requests with respect to Bonds not eligible to be exchanged for Exchange Bonds in the Exchange Offer, (iv) any Holder (other than a Participating Broker-Dealer) is not permitted by law, regulation or applicable interpretation by the staff of the SEC to participate in the Exchange Offer or, in the case of any Holder (other than a Participating Broker-Dealer) that participates in the Exchange Offer, such Holder does not receive Exchange Bonds on the date of the exchange which such Holder could sell without compliance with the prospectus delivery requirements of the Securities Act, and any such Holder so requests (each Holder of Bonds or Exchange Bonds described in clauses (iii) or (iv) above, an "Ineligible Holder"), or (v) the Company so elects with respect to all or a portion of the Registrable Bonds or Exchange Bonds, the Company shall, for the benefit of the applicable Holders, promptly deliver to the applicable Holders and the Trustee written notice of any of the events set forth in (i) through (v) and, at its cost, use its reasonable efforts to have a Shelf Registration Statement covering continuous resales of the Registrable Bonds or the Exchange Bonds to be covered by such Shelf Registration Statement, as the case may be, become effective within the later of (i) 180 days after being required or requested under (i) through (iv) above to file a Shelf Registration Statement and (ii) 360 days after the Issue Date. No Holder of Registrable Bonds shall be entitled to include any of its Registrable Bonds in any Shelf Registration Statement pursuant to this Agreement unless and until such Holder agrees in writing to be bound by all of the provisions of this Agreement applicable to such Holder and furnishes to the Company in writing, within 15 days after receipt of a request therefor, such information as the Company may, after conferring with counsel with regard to information relating to Holders that would be required by the SEC to be included in such Shelf Registration Statement or Prospectus included therein, reasonably request for inclusion in any Shelf Registration Statement or Prospectus included therein. Each Holder as to which any Shelf Registration is being effected agrees promptly to furnish to the Company, without request, all information with respect to such Holder necessary to make the information previously furnished to the Company by such Holder not materially misleading.

The Company agrees to use its reasonable efforts to keep the Shelf Registration Statement continuously effective for the Rule 144(k) Period (subject to extension pursuant to the last paragraph of Section 3 hereof) or for such shorter period which will terminate when all of the securities covered by the Shelf Registration Statement have been sold pursuant to the Shelf Registration Statement or cease to be Registrable Bonds (the "Effectiveness Period"). The Company will, in the event a Shelf Registration Statement becomes effective, notify each such Holder when the Shelf Registration has become effective and provide to each Holder of Registrable Bonds or Exchange Bonds covered thereby a reasonable number of copies of the Prospectus relating to the Registrable Bonds or Exchange Bonds which is a part of the Shelf Registration Statement. The Company further agrees, if necessary, to supplement or amend the Shelf Registration Statement, if required by the rules, regulations or instructions applicable to the registration form used by the Company for such Shelf Registration Statement or by the Securities Act or by any other rules and regulations thereunder for shelf registrations, and the Company agrees to furnish to the Holders of Registrable Bonds or Exchange Bonds covered thereby copies of any such supplement or amendment promptly after its being used or filed with the SEC.

(c) Expenses.

The Company shall pay all Registration Expenses in connection with the registration pursuant to Section 2(a) or 2(b) hereof and will reimburse the Initial Purchasers for the reasonable fees and disbursements incurred by Hunton & Williams LLP, counsel to the Initial Purchasers, in connection with the Exchange Offer. Except as provided herein, each Holder shall pay all expenses of its counsel, underwriting discounts and commissions and transfer taxes, if any, relating to the sale or disposition of such Holder's Registrable Bonds or Exchange Bonds pursuant to the Shelf Registration Statement.

(d) Effective Registration Statement.

An Exchange Offer Registration Statement pursuant to Section 2(a) hereof or a Shelf Registration Statement pursuant to Section 2(b) hereof (or a combination of the two) will not be deemed to have become effective unless it has been declared effective by the SEC or otherwise becomes effective in accordance with rules promulgated under the Securities Act; provided, however, that if, after it has become effective, the offering of Exchange Bonds pursuant to such Exchange Offer Registration Statement or of Registrable Bonds or Exchange Bonds pursuant to such Shelf Registration Statement is interfered with by any stop order, injunction or other order or requirement of the SEC or any other governmental agency or court, such Registration Statement will be deemed not to have been effective during the period of such interference, until the offering of Registrable Bonds or Exchange Bonds pursuant to such Registration Statement may legally resume. The Company will be deemed not to have used its reasonable efforts to cause the Exchange Offer Registration Statement or the Shelf Registration Statement, as the case may be, to become, or to remain, effective during the requisite period if it voluntarily takes any action, or omits to take any action, which action or omission would result in any such Registration Statement not becoming effective or in the Holders of Registrable Bonds or Exchange Bonds covered thereby not being able to exchange or offer and sell such Registrable Bonds or Exchange Bonds, as applicable, during that period unless such action or omission is required by applicable law or except as provided in Section 3(k) hereof.

(e) Additional Interest.
The Company will pay additional cash interest ("Additional Interest"):
(i)

on all Bonds if the Exchange Offer Registration Statement has not become effective within 330 days after the Issue Date (unless the Company is not permitted to effect an Exchange Offer because of a change in law, regulation or applicable interpretation by the staff of the SEC);

(ii)	on all Bonds if the Exchange Offer is not consummated within 360 days after the Issue Date (unless the Company is not permitted to effect an Exchange Offer as specified in clause (i) above);
(iii)

(a) on all Bonds if the Company is not permitted to effect an Exchange Offer (as specified in clause (i) above or (b) on all Bonds or Exchange Bonds held by Ineligible Holders to be covered by a Shelf Registration Statement, if in each case the applicable Shelf Registration Statement has not bec on all Registrable Bonds if (A) after the Exchange Offer Registration Statement has become effective, such Registration Statement thereafter ceases to be effective or the Prospectus contained in such Exchange Offer Registration Statement ceases to be useable for its intended purpose (1) at any time during the Exchange Period or the Applicable Period, as the case may be, and (2) if such cessation related to corporate developments, public filings with the SEC or similar Company events or because the Prospectus contains an untrue statement of a material fact or omits to state a material fact required to be stated therein or necessary in order to make the statements therein not misleading, and such cessation continues for more than 45 days (whether or not consecutive and whether or not arising out of a single or multiple circumstances) in any twelve-month period; or (B) after the Shelf Registration Statement contemplated by clause (iii) above, if any, has become effective, such Registration Statement thereafter ceases to be effective or the Prospectus contained in such Shelf Registration Statement ceases to be usable for resales (1) at any time prior to the earlier of the expiration of the Rule 144(k) Period and the time as of which all Bonds covered by such Registration Statement either have been disposed of under such Registration Statement or otherwise cease to be Registrable Bonds, and (2) if related to corporate developments, public filings with the SEC or similar Company events or because the Prospectus contains an untrue statement of a material fact or omits to state a material fact required to be stated therein or necessary in order to make the statements therein not misleading, and such cessation continues for more than 45 days (whether or not consecutive and whether or not arising out of a single or multiple circumstances) in any twelve-month period; provided, however, that if and to the extent any event specified in (i) through (iv) of this Section 2(e) is attributable to the failure of any Holder of the Bonds or the Exchange Bonds to timely provide required information, such event shall not be considered to be specified in this Section 2(e) (each such event specified in (i) through (v) of this Section 2(e), a "Registration Default").ome effective within the later of (x) 180 days after being requested or required to file a Shelf Registration Statement pursuant to Section 2(b)(iii) or (iv) and (y) 360 days after the Issue Date;

(iv)

on all Registrable Bonds if (A) after the Exchange Offer Registration Statement has become effective, such Registration Statement thereafter ceases to be effective or the Prospectus contained in such Exchange Offer Registration Statement ceases to be useable for its intended purpose (1) at any time during the Exchange Period or the Applicable Period, as the case may be, and (2) if such cessation related to corporate developments, public filings with the SEC or similar Company events or because the Prospectus contains an untrue statement of a material fact or omits to state a material fact required to be stated therein or necessary in order to make the statements therein not misleading, and such cessation continues for more than 45 days (whether or not consecutive and whether or not arising out of a single or multiple circumstances) in any twelve-month period; or (B) after the Shelf Registration Statement contemplated by clause (iii) above, if any, has become effective, such Registration Statement thereafter ceases to be effective or the Prospectus contained in such Shelf Registration Statement ceases to be usable for resales (1) at any time prior to the earlier of the expiration of the Rule 144(k) Period and the time as of which all Bonds covered by such Registration Statement either have been disposed of under such Registration Statement or otherwise cease to be Registrable Bonds, and (2) if related to corporate developments, public filings with the SEC or similar Company events or because the Prospectus contains an untrue statement of a material fact or omits to state a material fact required to be stated therein or necessary in order to make the statements therein not misleading, and such cessation continues for more than 45 days (whether or not consecutive and whether or not arising out of a single or multiple circumstances) in any twelve-month period; provided, however, that if and to the extent any event specified in (i) through (iv) of this Section 2(e) is attributable to the failure of any Holder of the Bonds or the Exchange Bonds to timely provide required information, such event shall not be considered to be specified in this Section 2(e) (each such event specified in (i) through (v) of this Section 2(e), a "Registration Default").

Additional Interest will accrue on particular Bonds and Exchange Bonds, as the case may be, from and including the date on which any such Registration Default relating to the Bonds or Exchange Bonds shall have occurred to but excluding the date on which all such Registration Defaults relating to such Bonds or Exchange Bonds have been cured, or if earlier, the date on which the Bonds may first be resold in reliance on Rule 144(k) under the Securities Act, at the rate of 0.25% per annum ("Additional Interest Rate"); provided, however, that the Additional Interest Rate may not exceed in the aggregate 0.25% per annum.

Any amounts of Additional Interest due pursuant to this Section 2(e) will be payable in cash on the relevant payment dates for the payment of interest on the Bonds pursuant to the Mortgage, as provided in the supplemental indenture relating to the Bonds or the Exchange Bonds, as the case may be.

Upon the occurrence of a Registration Default, the Company shall promptly notify the Trustee in writing of the occurrence thereof and, prior to the relevant payment days for the payment of interest on the Bonds, shall notify the Trustee in writing of the Additional Interest that shall be due and payable on the Bonds and the Bonds on which such Additional Interest is payable, if less than all the Bonds.

(f) Specific Enforcement.

Without limiting the remedies available to the Holders, the Company acknowledges that any failure by the Company to comply with its obligations under Section 2(a) and Section 2(b) hereof may result in material irreparable injury to the Holders for which there is no adequate remedy at law, that it would not be possible to measure damages for such injuries precisely and that, in the event of any such failure, any Holder may obtain such relief as may be required to specifically enforce the obligations of the Company under Section 2(a) and Section 2(b) hereof.

3.	Registration Procedures.
In connection with the obligations of the Company with respect to the Registration Statements pursuant to Sections 2(a) and 2(b) hereof, the Company shall:
(a)

prepare and file with the SEC a Registration Statement or Registration Statements as prescribed by Sections 2(a) and 2(b) hereof within the relevant time period specified and on an appropriate form under the Securities Act, which form shall (I) be selected by the Company, (ii) in the case of a Shelf Registration, be available for the sale of the Registrable Bonds covered by the Shelf Registration Statement by the selling Holders thereof and, in the case of an Exchange Offer, be available for the exchange of Registrable Bonds and (iii) comply as to form in all material respects with the requirements of the applicable form and include or incorporate by reference all financial statements required by the SEC to be filed therewith or incorporated by reference therein; and use its reasonable efforts to cause such Registration Statement(s) to become effective and remain effective in accordance with Section 2 hereof; provided, however, that if (1) such filing is pursuant to Section 2(b) or (2) a Prospectus contained in an Exchange Offer Registration Statement filed pursuant to Section 2(a) is required to be delivered under the Securities Act by any Participating Broker-Dealer who seeks to sell Exchange Bonds, before filing any Registration Statement or Prospectus or any amendments or supplements thereto, the Company shall furnish to and afford the Holders of the Registrable Bonds and each such Participating Broker-Dealer, as the case may be, covered by such Registration Statement, their counsel and the managing underwriters, if any, a reasonable opportunity to review copies of all such documents (including copies of any documents to be incorporated by reference therein (to the extent practicable in light of the Company's obligations with respect to filings with the Commission) and all exhibits thereto) proposed to be filed, if so requested. The Company shall not file any Registration Statement or Prospectus or any amendments or supplements thereto in respect of which the Holders must be afforded an opportunity to review prior to the filing of such document (subject to the Company's obligations as aforesaid) if the Holders of a majority in aggregate principal amount of Registrable Bonds covered by such Registration Statement, their counsel or the managing underwriters, if any, shall reasonably object in a timely manner;

(b)

prepare and file with the SEC such amendments and post-effective amendments to each Registration Statement as may be necessary to keep such Registration Statement effective for the Effectiveness Period or the Applicable Period, as the case may be, and cause each Prospectus to be supplemented, if so determined by the Company or requested by the SEC, by any required prospectus supplement and as so supplemented to be filed pursuant to Rule 424 (or any similar provision then in force) under the Securities Act, and comply with the provisions of the Securities Act, the Exchange Act and the rules and regulations promulgated thereunder applicable to it with respect to the disposition of all securities covered by each Registration Statement during the Effectiveness Period or the Applicable Period, as the case may be, and, in the case of a Shelf Registration Statement, in accordance with the intended method or methods of distribution reasonably requested by the selling Holders thereof described in this Agreement (including sales by any Participating Broker-Dealer);

(c)

in the case of an Exchange Offer Registration Statement, if in the reasonable opinion of counsel to the Company there is a question as to whether the Exchange Offer is permitted by applicable law, seek a no-action letter or other favorable decision from the SEC allowing the Company to consummate an Exchange Offer for the Registrable Bonds. The Company hereby agrees to pursue the issuance of such a decision to the SEC staff level but shall not be required to take commercially unreasonable action to effect a change of SEC policy. The Company hereby agrees, however, to (I) participate in telephonic conferences with the SEC, (ii) deliver to the SEC staff an analysis prepared by counsel to the Company setting forth the legal bases, if any, upon which such counsel has concluded that such an Exchange Offer should be permitted and (iii) diligently pursue a resolution (which need not be favorable) by the SEC staff of such submission;

(d)

in the case of an Exchange Offer Registration Statement, prior to the effectiveness of such Registration Statement, provide a supplemental letter to the SEC (I) stating that the Company is registering the Exchange Bonds in reliance on the position of the SEC enunciated in Exxon Capital Holdings Corporation (available May 13, 1988), Morgan Stanley and Co., Inc. (available June 5, 1991), Brown & Wood LLP, (available February 7, 1997) and, if applicable, any no-action letter obtained by the Company and (ii) including a representation that the Company has not entered into any arrangement or understanding with any Person to distribute the Exchange Bonds to be received in the Exchange Offer and that, to the best of the Company's information and belief, each Holder participating in the Exchange Offer is acquiring the Exchange Bonds in its ordinary course of business and has no arrangement or understanding with any Person to participate in the distribution of the Exchange Bonds received in the Exchange Offer;

(e)

in the case of a Shelf Registration, (i) notify each Holder of Registrable Bonds eligible to be included in the Shelf Registration Statement, at least three Business Days prior to filing, that a Shelf Registration Statement with respect to Registrable Bonds is being filed and advise such Holder that the distribution of Registrable Bonds will be made in accordance with the method reasonably requested by the Holders of a majority in aggregate principal amount of Registrable Bonds covered by such Shelf Registration Statement, (ii) furnish to each Holder of Registrable Bonds included in the Shelf Registration Statement and to each underwriter of an underwritten offering of Registrable Bonds, if any, without charge, as many copies of each Prospectus, including each preliminary prospectus, and any amendment or supplement thereto and such other documents as such Holder or underwriter may reasonably request, in order to facilitate the public sale or other disposition of the Registrable Bonds, (iii) consent to the use of the Prospectus or any amendment or supplement thereto by each of the selling Holders of Registrable Bonds included in the Shelf Registration Statement in connection with the offering and sale of the Registrable Bonds covered by the Prospectus or any amendment or supplement thereto and (iv) furnish to each Holder of Registrable Bonds included in the Shelf Registration Statement either a summary of the terms of this Agreement or a copy of this Agreement (unless this Agreement has been previously filed by the Company with the SEC);

(f)

in the case of a Shelf Registration, use its reasonable efforts to register or qualify the Registrable Bonds included in the Shelf Registration Statement under all applicable state securities or blue sky laws of such U.S. jurisdictions, by the time the applicable Registration Statement has become effective, as any Holder of Registrable Bonds covered by a Registration Statement and each underwriter of an underwritten offering of Registrable Bonds shall reasonably request in writing in advance of such date of effectiveness; provided, however, that the Company shall not be required to (i) qualify as a foreign corporation or as a dealer in securities in any jurisdiction where it would not otherwise be required to qualify but for this Section 3(f), (ii) file any general consent to service of process in any jurisdiction where it would not otherwise be subject to such service of process or (iii) file annual reports or comply with any other requirements deemed by it to be unduly burdensome;

(g)

(1) in the case of a Shelf Registration or (2) if Participating Broker-Dealers from whom the Company has received prior written notice that they will be utilizing the Prospectus contained in the Exchange Offer Registration Statement as provided in Section 3(u) hereof, are seeking to sell Exchange Bonds and are required to deliver Prospectuses, promptly notify each Holder of Registrable Bonds included in the Shelf Registration Statement, or each such Participating Broker-Dealer, as the case may be, their counsel and the managing underwriters, if any, and, if requested by such Holder, promptly confirm such notice in writing (I) when a Registration Statement has become effective and when any post-effective amendments and supplements thereto become effective, (ii) of any request by the SEC or any state securities authority for post-effective amendments and supplements to a Registration Statement or Prospectus or for additional information after the Registration Statement has become effective, (iii) of the issuance by the SEC or any state securities authority of any stop order suspending the effectiveness of a Registration Statement or the qualification of the Registrable Bonds or the Exchange Bonds to be offered or sold by any Participating Broker-Dealer in any jurisdiction described in Section 3(f) hereof or the initiation of any proceedings for that purpose, (iv) in the case of a Shelf Registration, if, between the effective date of the Shelf Registration Statement and the closing of any sale of Registrable Bonds covered thereby, the representations and warranties of the Company contained in any purchase agreement, securities sales agreement or other similar agreement, if any, relating to the offering cease to be true and correct in all material respects, (v) of the happening of any event or the failure of any event to occur or the discovery of any facts, during the Effectiveness Period or the Applicable Period, as the case may be, which makes any statement made in such Registration Statement or the related Prospectus untrue in any material respect or which causes such Registration Statement or Prospectus to omit to state a material fact necessary in order to make the statements therein (in the case of the Prospectus, in the light of the circumstances under which they were made) not misleading, as well as any other corporate developments, public filings with the SEC or similar Company events causing such Registration Statement not to be effective or the Prospectus not to be useable for the contemplated resales and (vi) when the Company reasonably determines that a post-effective amendment to the Registration Statement would be appropriate;

(h) make every reasonable effort to obtain the withdrawal of any order suspending the effectiveness of a Registration Statement as soon as practicable;
(i)

in the case of a Shelf Registration, furnish to each Holder of Registrable Bonds included within the coverage of such Shelf Registration Statement, without charge, at least one conformed copy of each Shelf Registration Statement relating to such Shelf Registration and any post-effective amendment thereto;

(j)

in the case of a Shelf Registration, cooperate with the selling Holders of Registrable Bonds included in the Shelf Registration Statement to facilitate the timely preparation and delivery of certificates representing Registrable Bonds to be sold and not bearing any restrictive legends (except any customary legend borne by securities held through the Depositary) and in such denominations (consistent with the provisions of the Mortgage) and registered in such names as the selling Holders or the underwriters, if any, may reasonably request (provided that such names are consistent with the names of the selling security holders set forth in the Shelf Registration Statement) at least two Business Days prior to the closing of any sale of Registrable Bonds pursuant to such Shelf Registration Statement;

(k)

in the case of a Shelf Registration or an Exchange Offer Registration, upon the occurrence of any circumstance contemplated by Section 3(g)(ii), 3(g)(iv), 3(g)(v) (subject to the 45-day cumulative grace period within any twelve-month period provided for in Section 2(e)(iv)(A) and Section 2(e)(iv)(B)) or 3(g)(vi) hereof, as promptly as practicable after the occurrence of any such circumstance, use its reasonable efforts to prepare and file a supplement or post-effective amendment to a Registration Statement or the related Prospectus or any document incorporated therein by reference or file any other required document so that, as thereafter delivered to the purchasers of the Registrable Bonds covered thereby, such Prospectus will not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading and notify each Holder to suspend use of the Prospectus as promptly as practicable after the occurrence of such an event, and each Holder hereby agrees to suspend use of the Prospectus until the Company has amended or supplemented the Prospectus to correct such misstatement or omission;

(l)

obtain a CUSIP number for the Exchange Bonds which shall be different from the CUSIP number for the Registrable Bonds, no later than the effective date of an Exchange Offer Registration Statement, and provide the Trustee with certificates for the Exchange Bonds or the Registrable Bonds, as the case may be, in a form eligible for deposit with the Depositary;

(m)

use its reasonable efforts to cause the Mortgage, if required by the TIA, to be qualified under the TIA in connection with the registration of the Exchange Bonds or Registrable Bonds, as the case may be, and effect such changes to such documents as may be required for them to be so qualified in accordance with the terms of the TIA and execute, and use its reasonable efforts to cause the Trustee to execute, all documents as may be required to effect such changes, and all other forms and documents required to be filed with the SEC to enable such documents to be so qualified in a timely manner;

(n)

in the case of a Shelf Registration, enter into such agreements (including underwriting agreements) as are customary in underwritten offerings and consistent with the terms of the Purchase Agreement and take all such other appropriate actions as are reasonably requested in order to expedite or facilitate the registration or the disposition of the Registrable Bonds included in the Shelf Registration Statement, and in such connection, whether or not an underwriting agreement is entered into and whether or not the registration is with respect to an underwritten offering, if requested by (x) any Initial Purchaser, in the case where such Initial Purchaser holds Registrable Bonds acquired by such Initial Purchaser as part of the Initial Purchasers' initial distribution and (y) other Holders of Registrable Bonds covered thereby: (i) make such representations and warranties to Holders of such Registrable Bonds and the underwriters (if any), with respect to the business of the Company and its subsidiaries as then conducted and the Registration Statement, Prospectus and documents, if any, incorporated or deemed to be incorporated by reference therein, in each case, as are customarily made to underwriters in underwritten offerings by the Company, and confirm the same if and when requested; (ii) obtain opinions of counsel to the Company and updates thereof (which may be in the form of a reliance letter) in form and substance reasonably satisfactory to the managing underwriters (if any) and the Holders of a majority in principal amount of the Registrable Bonds being sold, addressed to each selling Holder and the underwriters (if any) covering the matters customarily covered in opinions requested in underwritten offerings of first mortgage bonds by the Company and such other matters as may be reasonably requested by such managing underwriters (it being agreed that the matters to be covered by such opinions may be subject to customary qualifications and exceptions); (iii) obtain "cold comfort" letters in form and substance reasonably satisfactory to the managing underwriters (if any) from the independent registered public accounting firm of the Company, addressed to each of such underwriters or to their representatives or managing underwriters, if any, with copies for each underwriter, such letters to be in customary form and covering matters of the type customarily covered in "cold comfort" letters in connection with underwritten offerings of first mortgage bonds by the Company in accordance with Statement on Auditing Standards No. 72, and (iv) if an underwriting agreement is entered into, the same shall contain indemnification provisions and procedures no less favorable than those set forth in Section 4 hereof (or such other provisions and procedures acceptable to Holders of a majority in aggregate principal amount of Registrable Bonds covered by such Registration Statement and the managing underwriters or agents) with respect to all parties to be indemnified pursuant to said Section (including, without limitation, such underwriters and selling Holders). The above shall be done at each closing under such underwriting agreement or, as and to the extent required thereunder and as consistent with the terms of, the Purchase Agreement;

(o)

if (1) a Shelf Registration is filed pursuant to Section 2(b) hereof or (2) a Prospectus contained in an Exchange Offer Registration Statement filed pursuant to Section 2(a) is required to be delivered under the Securities Act by any Participating Broker-Dealer who seeks to sell Exchange Bonds during the Applicable Period, make reasonably available for inspection by any selling Holder of such Registrable Bonds being sold, or each such Participating Broker-Dealer, as applicable, who certifies to the Company that it has a current intention to sell the Registrable Bonds pursuant to the Shelf Registration Statement or the Exchange Bonds pursuant to the Exchange Offer Registration Statement, as the case may be, any underwriter participating in any such disposition of Registrable Bonds, if any, and any attorney, accountant or other agent retained by any such selling Holder or any such Participating Broker-Dealer, as the case may be (collectively, the "Inspectors"), at the offices where normally kept, during the Company' normal business hours, all financial and other records, pertinent corporate documents and properties of the Company and its subsidiaries (collectively, the "Records") as shall be reasonably necessary to enable the Inspectors to exercise any applicable due diligence responsibilities, and cause the managers, officers, directors and employees of the Company and its subsidiaries to supply all relevant information in each case reasonably requested by any such Inspector in connection with such Registration Statement; provided, however, that the foregoing inspection and information gathering shall be coordinated on behalf of all such parties by the Company-designated Holders' counsel, at the expense of such parties as described in Section 2(c) hereof. Records of the Company and its subsidiaries, which the Company determines, in good faith, to be confidential and which it notifies the Inspectors are confidential shall not be disclosed to the Inspectors except where (i) the disclosure of such Records is necessary to avoid or correct a material misstatement or omission in such Registration Statement, provided that the Company shall be consulted prior to any such disclosure, (ii) the release of such Records is ordered pursuant to a subpoena or other order from a court of competent jurisdiction, is required by any applicable law, rule or regulation, or is necessary in connection with any action, suit or proceeding or (iii) the information in such Records has been made available to the public. Each selling Holder of such Registrable Bonds and each such Participating Broker-Dealer will be required to agree in writing that information obtained by it or any Inspector retained by it as a result of such inspections shall be deemed confidential and shall not be used by it or any Inspector retained by it as the basis for any market transactions in the securities of the Company or any Affiliate of the Company unless and until such is made generally available to the public through no fault of an Inspector, a selling Holder or a Participating Broker-Dealer. Each selling Holder of such Registrable Bonds and each such Participating Broker-Dealer will be required to further agree in writing that it will, upon learning that disclosure of such Records is required by any applicable law, rule or regulation, or is sought in a court of competent jurisdiction, or in connection with any action, suit or proceeding, give notice to the Company and allow the Company at its expense to undertake appropriate action to prevent disclosure of the Records deemed confidential by the Company;

(p)

comply in all material respects with all applicable rules and regulations of the SEC so long as any provision of this Agreement shall be applicable and make generally available to its security holders as soon as practicable an earning statement (which need not be audited, unless required so to be under Section 11(a) of the Securities Act) for the purposes of, and to provide the benefits contemplated by, the last paragraph of Section 11(a) of the Securities Act;

(q)

upon consummation of an Exchange Offer, if requested by the Trustee, obtain an opinion of counsel to the Company addressed to the Trustee for the benefit of all Holders of Registrable Bonds participating in the Exchange Offer which includes an opinion that (i) the Company has duly authorized, executed and delivered the Exchange Bonds, (ii) each of the Exchange Bonds constitutes a legal, valid and binding obligation of the Company, enforceable against the Company in accordance with its terms (with customary exceptions) and (iii) the Mortgage has been duly qualified under the TIA, or no such qualification is required by the TIA;

(r)

if an Exchange Offer is to be consummated, upon delivery of the Registrable Bonds by Holders to the Company (or to such other Person as directed by the Company), in exchange for the Exchange Bonds, the Company shall mark, or cause to be marked, on such Registrable Bonds delivered by such Holders that such Registrable Bonds are being canceled in exchange for the Exchange Bonds, and in no event shall such Registrable Bonds be marked as paid or otherwise satisfied;

(s)

cooperate with each selling Holder of Registrable Bonds covered by any Registration Statement and each underwriter, if any, participating in the disposition of such Registrable Bonds covered by a Registration Statement contemplated hereby;

(t) use its reasonable efforts to take all other steps necessary to effect the registration of the Registrable Bonds covered by a Registration Statement contemplated hereby;
(u)

(A)  in the case of the Exchange Offer Registration Statement (i) (a) indicate in a "Plan of Distribution" section contained in the Prospectus contained in the Exchange Offer Registration Statement that any broker or dealer registered under the Exchange Act who holds Bonds that are Registrable Bonds and that were acquired for its own account as a result of market-making activities or other trading activities (other than Registrable Bonds acquired directly from the Company) (such broker or dealer, a "Participating Broker-Dealer"), may exchange such Bonds pursuant to the Exchange Offer; however, such Participating Broker-Dealer may be deemed to be an "underwriter" within the meaning of the Securities Act and must, therefore, deliver a Prospectus meeting the requirements of the Securities Act in connection with any resales of the Exchange Bonds received by such Participating Broker-Dealer in the Exchange Offer, which prospectus delivery requirement may be satisfied by the delivery by such Participating Broker-Dealer of the Prospectus contained in the Exchange Offer Registration Statement and (b) include in such "Plan of Distribution" section all other information with respect to such resales by Participating Broker-Dealers that the SEC may require in order to permit such resales pursuant thereto, but such "Plan of Distribution" shall not name any such Participating Broker-Dealer or disclose the amount of Exchange Bonds held by any such Participating Broker-Dealer except to the extent required by the SEC as a result of a change in policy announced after the date of this Agreement, (ii) furnish to each Participating Broker-Dealer who has delivered to the Company the notice referred to in Section 3(g), without charge, as many copies of the Prospectus included in the Exchange Offer Registration Statement, including any preliminary Prospectus, and any amendment or supplement thereto, as such Participating Broker-Dealer may reasonably request (the Company hereby consents to the use of the Prospectus forming part of the Exchange Offer Registration Statement or any amendment or supplement thereto by any Person subject to the prospectus delivery requirements of the Securities Act, including all Participating Broker-Dealers, in connection with the sale or transfer of the Exchange Bonds covered by the Prospectus or any amendment or supplement thereto), (iii) use its reasonable efforts to keep the Exchange Offer Registration Statement effective and to amend and supplement the Prospectus contained therein in order to permit such Prospectus to be lawfully delivered by all Persons subject to the prospectus delivery requirements of the Securities Act for such period of time as such Persons must comply with such requirements under the Securities Act and applicable rules and regulations in order to resell the Exchange Bonds; provided, however, that such period shall not be required to exceed 90 days following the consummation of the Exchange Offer (or such longer period if extended pursuant to the last sentence of Section 3 hereof) (the "Applicable Period") and (iv) include in the related letter of transmittal or similar documentation to be executed by an exchange offeree in order to participate in the Exchange Offer (x) the following provision:

"If the exchange offeree is a broker-dealer holding Registrable Bonds acquired for its own account as a result of market-making activities or other trading activities, it will deliver a prospectus meeting the requirements of the Securities Act in connection with any resale of Exchange Bonds received in respect of such Registrable Bonds pursuant to the Exchange Offer,"

and (y) a statement to the effect that by a Participating Broker-Dealer making the acknowledgement described in clause (x) and by delivering a Prospectus in connection with the exchange of Registrable Bonds, the Participating Broker-Dealer will not be deemed to admit that it is an underwriter within the meaning of the Securities Act; and

(B)

in the case of any Exchange Offer Registration Statement, deliver to the Initial Purchasers or to another representative of the Participating Broker-Dealers, if requested by the Initial Purchasers or such other representative of the Participating Broker-Dealers, on behalf of the Participating Broker-Dealers upon consummation of the Exchange Offer (i) an opinion of counsel in form and substance reasonably satisfactory to the Initial Purchasers or such other representative of the Participating Broker-Dealers, covering the matters customarily covered in opinions requested in connection with Exchange Offer Registration Statements and such other matters as may be reasonably requested (it being agreed that the matters to be covered by such opinion may be subject to customary qualifications and exceptions), (ii) an officer's certificate containing certifications substantially similar to those set forth in the certificate delivered pursuant to Section 9(a) of the Purchase Agreement and such additional certifications as are customarily delivered in a public offering of the Company's first mortgage bonds and (iii) as well as upon the effectiveness of the Exchange Offer Registration Statement, a comfort letter, in each case, in customary form as permitted by Statement on Auditing Standards No. 72. Each of the foregoing shall be consistent with the terms of the Purchase Agreement.

The Company may require each seller of Registrable Bonds as to which any registration is being effected to furnish to the Company such information regarding such seller as may be required by the staff of the SEC to be included in a Registration Statement. The Company may exclude from such registration the Registrable Bonds of any seller who unreasonably fails to furnish such information within a reasonable time after receiving such request. The Company shall not have any obligation to register under the Securities Act the Registrable Bonds of a seller who so fails to furnish such information.

In the case of (1) a Shelf Registration Statement or (2) Participating Broker-Dealers who have notified the Company that they will be utilizing the Prospectus contained in the Exchange Offer Registration Statement as provided in Section 3(u) hereof, are seeking to sell Exchange Bonds and are required to deliver Prospectuses, each Holder agrees that, upon receipt of any notice from the Company of the happening of any event of the kind described in Section 3(g)(ii), 3(g)(iii), 3(g)(iv), 3(g)(v) or 3(g)(vi) hereof, such Holder will forthwith discontinue disposition of Registrable Bonds or Exchange Bonds, as the case may be, pursuant to a Registration Statement until such Holder's receipt of the copies of the supplemented or amended Prospectus contemplated by Section 3(k) hereof or until it is advised in writing (the "Advice") by the Company that the use of the applicable Prospectus may be resumed, and, if so directed by the Company, such Holder will deliver to the Company (at the Company's expense) all copies in such Holder's possession, other than permanent file copies then in such Holder's possession, of the Prospectus covering such Registrable Bonds or Exchange Bonds, as the case may be, current at the time of receipt of such notice. If the Company shall give any such notice to suspend the disposition of Registrable Bonds or Exchange Bonds, as the case may be, pursuant to a Registration Statement, the Company shall file and use its reasonable efforts to have declared effective (if an amendment) as soon as practicable an amendment or supplement to the Registration Statement and shall extend the period during which such Registration Statement shall be maintained effective pursuant to Section 2(b) of this Agreement and the Applicable Period, by the number of days in the period from and including the date of the giving of such notice to and including the date when the Company shall have made available to the Holders (x) copies of the supplemented or amended Prospectus necessary to resume such dispositions or (y) the Advice.

4.	Indemnification.
(a)

In connection with a Shelf Registration Statement, or in connection with any delivery of a Prospectus contained in an Exchange Offer Registration Statement by a Participating Broker-Dealer who seeks to sell Exchange Bonds, the Company shall indemnify and hold harmless each Holder of Registrable Bonds included within any such Shelf Registration Statement and each Initial Purchaser or Participating Broker-Dealer selling Exchange Bonds, each underwriter if any, who participates in an offering of the Registrable Bonds, their officers and directors and each Person who controls any of such parties within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act ("Controlling Person") against any and all losses, claims, damages or liabilities, joint or several, to which they or any of them may become subject under the Securities Act or any other statute or common law and shall reimburse each such Initial Purchaser, Holder, Participating Broker-Dealer, underwriter, officer, director or Controlling Person (each, an "Indemnified Party") for any legal or other expenses (including, to the extent hereinafter provided, reasonable counsel fees) when and as incurred by them in connection with investigating any such losses, claims, damages or liabilities or in connection with defending any actions, insofar as such losses, claims, damages, liabilities, expenses or actions arise out of or are based upon an untrue statement or alleged untrue statement of a material fact contained in the Registration Statement or any related Prospectus or any related Issuer Free Writing Prospectus (as that term is defined in Rule 433(h)(1) under the Securities Act) or the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading; provided, however, that the indemnity agreement contained in this subsection (a) of Section 4 shall not apply to any such losses, claims, damages, liabilities, expenses or actions arising out of, or based upon, any such untrue statement or alleged untrue statement, or any such omission or alleged omission, if such statement or omission was made in reliance upon and in conformity with information furnished in writing to the Company by any Initial Purchaser or any Holder, underwriter or Participating-Broker Dealer expressly for use in connection with the preparation of the Registration Statement, the related Prospectus or any related Issuer Free Writing Prospectus or any amendment or supplement to any thereof, or arising out of, or based upon, statements in or omissions from the part of the Registration Statement which shall constitute the Statement of Eligibility of the Trustee under the TIA; and provided, further, that the indemnity agreement contained in this subsection (a) of Section 4 with respect to the related Prospectus or any Issuer Free Writing Prospectus shall not inure to the benefit of any Initial Purchaser, Holder, Participating Broker-Dealer or underwriter, or any officer, director or Controlling Person thereof, on account of any such losses, claims, damages, liabilities, expenses or actions arising from the sale of Registrable Bonds to any Person if (1) material information is incorrect in or omitted from either the Prospectus or any Issuer Free Writing Prospectus but is corrected in an amendment or supplement to the Prospectus or in an Issuer Free Writing Prospectus and such Initial Purchaser, Holder, underwriter or Participating Broker-Dealer is notified of such incorrect information or omission and is furnished such correcting amendment or supplement to the Prospectus or such Issuer Free Writing Prospectus within a reasonable period of time, but such Initial Purchaser, Holder, underwriter or Participating Broker-Dealer shall have failed to furnish such correcting amendment or supplement to the Prospectus or Issuer Free Writing Prospectus promptly following the receipt by such Initial Purchaser, Holder, underwriter or Participating Broker-Dealer of such correcting amendment or supplement to the Prospectus or Issuer Free Writing Prospectus and (2) the correcting amendment or supplement to the Prospectus or Issuer Free Writing Prospectus would have cured the defect giving rise to such loss, claim, damage or liability. The indemnity agreement of the Company contained in this subsection (a) of Section 4 shall remain operative and in full force and effect regardless of any investigation made by or on behalf of any Initial Purchaser, Holder, Participating Broker-Dealer, underwriter, director, officer or Controlling Person, and shall survive the registration of the Registrable Bonds. The Initial Purchasers and each Holder, Participating Broker-Dealer and underwriter agree promptly to notify the Company, and each other Indemnified Party, of the commencement of any litigation or proceedings against them or any of them, or any such officer, director or Controlling Person in connection with the issuance and sale of the Registrable Bonds or the Exchange Bonds.

(b)

Each Initial Purchaser, Holder, underwriter and Participating Broker-Dealer shall indemnify and hold harmless the Company, its officers and directors and Controlling Persons, against any and all losses, claims, damages or liabilities, joint or several, to which they or any of them may become subject under the Securities Act or any other statute or common law and shall reimburse each of them for any legal or other expenses (including, to the extent hereinafter provided, reasonable counsel fees) when and as incurred by them in connection with investigating any such losses, claims, damages or liabilities or in connection with defending any actions, insofar as such losses, claims, damages, liabilities, expenses or actions arise out of or are based upon (1) an untrue statement or alleged untrue statement of a material fact contained in a Registration Statement, the related Prospectus or any Issuer Free Writing Prospectus, or the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, if such statement or omission was made in reliance upon and in conformity with information furnished in writing to the Company by or on behalf of such Initial Purchaser, Holder, underwriter or Participating Broker-Dealer, expressly for use in connection with the preparation of a Registration Statement, the related Prospectus or any Issuer Free Writing Prospectus or any amendment or supplement to any thereof or (2) an untrue statement or alleged untrue statement of a material fact contained in any Free Writing Prospectus (as defined in Rule 405 under the Securities Act) that is not an Issuer Free Writing Prospectus distributed by or on behalf of such Initial Purchaser, Holder, Participating Broker-Dealer or underwriter, except to the extent arising from information furnished in writing by the Company expressly for use in connection with such Free Writing Prospectus and otherwise only to the extent that the content of such Free Writing Prospectus that is subject to indemnification is materially inconsistent with the information contained in the Prospectus together with any Issuer Free Writing Prospectus. The indemnity agreement of the respective Initial Purchasers, Holders, Participating Broker-Dealers and underwriters contained in this subsection (b) of Section 4 shall remain operative and in full force and effect regardless of any investigation made by or on behalf of the Company or its directors, officers or Controlling Persons, and shall survive the registration of the Registrable Bonds; provided, however, that, no such Holder shall be liable for any claims hereunder in excess of the amount of net proceeds received by such Holder from the sale of Registrable Bonds pursuant to a Shelf Registration Statement. The Company agrees promptly to notify the Initial Purchasers, Holders, Participating Broker-Dealers and underwriters, if any, of the commencement of any litigation or proceedings against the Company (or any Controlling Person) or any of its officers or directors in connection with the issuance and sale of the Registrable Bonds or the Exchange Bonds.

(c)

The Company and each of the Initial Purchasers, the Holders, the Participating Broker-Dealers and the underwriters, if any, each agree that, upon the receipt of notice of the commencement of any action against it, its officers or directors or any person controlling it as aforesaid, in respect of which indemnity or contribution may be sought under the provisions of this Section 4, it will promptly give written notice of the commencement thereof to the party or parties against whom indemnity or contribution shall be sought thereunder, but the omission so to notify such indemnifying party or parties of any such action shall not relieve such indemnifying party or parties from any liability it or they may have to the indemnified party or parties otherwise than on account of this indemnity agreement. In case such notice of any such action shall be so given, such indemnifying party shall be entitled to participate at its own expense in the defense or, if it so elects, to assume (in conjunction with any other indemnifying parties) the defense of such action, in which event such defense shall be conducted by counsel chosen by such indemnifying party or parties and reasonably satisfactory to the indemnified party or parties who shall be defendant or defendants in such action, and such defendant or defendants shall bear the fees and expenses of any additional counsel retained by them; but if the indemnifying party or parties shall elect not to assume the defense of such action, such indemnifying party will reimburse such indemnified party or parties for the reasonable fees and expenses of any counsel retained by them; provided, however, if the defendants in any such action include both the indemnified party and the indemnifying party and counsel for the indemnifying party shall have reasonably concluded that there may be a conflict of interest involved in the representation by such counsel of both the indemnifying party and the indemnified party, the indemnified party or parties shall have the right to select separate counsel, satisfactory to the indemnifying party or parties, to participate in the defense of such action on behalf of such indemnified party or parties (it being understood, however, that the indemnifying party shall not be liable under this Section 4(c) for the fees and expenses of more than one separate counsel representing the indemnified parties who are parties to such action). The Company and the Holders each agree that without the prior written consent of the other parties to such action who are parties to this Agreement which consent shall not be unreasonably withheld, it will not settle, compromise or consent to the entry of any judgment in any claim or proceeding in respect of which such party intends to seek indemnity or contribution under the provisions of this Section 4, unless such settlement, compromise or consent (i) includes an unconditional release of such other parties from all liability arising out of such claim and (ii) does not include a statement as to or an admission of fault, culpability or a failure to act by or on behalf of such other parties.

(d)

If, or to the extent, the indemnification provided for in subsections (a) or (b) above shall be unenforceable under applicable law by an indemnified party, each indemnifying party agrees to contribute to such indemnified party with respect to any and all losses, claims, damages, liabilities and expenses for which each such indemnification provided for in subsections (a) or (b) above shall be unenforceable, in such proportion as shall be appropriate to reflect (i) the relative fault of each indemnifying party on the one hand and the indemnified party on the other hand in connection with the statements or omissions which have resulted in such losses, claims, damages, liabilities and expenses, (ii) the relative benefits received by the Company on the one hand and the Initial Purchasers, Holders, underwriters, and/or Participating Broker-Dealers, as applicable, on the other hand from the offering of the Registrable Bonds and/or the Exchange Bonds pursuant to this Agreement and (iii) any other relevant equitable considerations; provided, however, that no indemnified party guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any indemnifying party not guilty of such fraudulent misrepresentation. Relative fault shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by such indemnifying party or the indemnified party and each such party's relative intent, knowledge, access to information and opportunity to correct or prevent such untrue statement or omission. The Company and each of the Initial Purchasers, Holders, underwriters, and/or Participating Broker-Dealers agree that it would not be just and equitable if contribution pursuant to this subsection (d) were to be determined by pro rata allocation or by any other method of allocation which does not taken account of the equitable consideration referred to above. Notwithstanding the provisions of this subsection (d), no Holder shall be required to contribute in excess of the amount equal to the excess of (i) the net proceeds received by such Holder from the sale of Registrable Bonds by it to Eligible Holders, over (ii) the amount of any damages which such Holder has otherwise been required to pay by reason of any such untrue or alleged untrue statement or omission or alleged omission. The obligations of each Initial Purchasers, Holders, underwriters, and/or Participating Broker-Dealers, as applicable, to contribute pursuant to this subsection (d) are several and not joint and shall not exceed the same proportion of all contributions of Initial Purchasers, Holders, underwriters, and/or Participating Broker-Dealers, as applicable, required hereunder as such Initial Purchasers, Holders, underwriters, and/or Participating Broker-Dealers, as applicable, Registrable Bonds and/or Exchange Bonds sold pursuant to the Registration Statement is of the total amount of Registrable Bonds and/or Exchange Bonds sold pursuant to the Registration Statement.

5.	Participation in Underwritten Registrations.

No Holder may participate in any underwritten registration hereunder unless such Holder (a) agrees to sell such Holder's Registrable Bonds on the basis provided in any underwriting arrangements approved by the Persons entitled hereunder to approve such arrangements and (b) completes and executes all reasonable questionnaires, powers of attorney, indemnities, underwriting agreements, lock-up letters and other documents reasonably required under the terms of such underwriting arrangements.

6.	Selection of Underwriters.

The Holders of Registrable Bonds covered by the Shelf Registration Statement, if any, who desire to do so may sell the securities covered by such Shelf Registration in an underwritten offering, subject to the provisions of Section 3(c) hereof. In any such underwritten offering, the underwriter or underwriters and manager or managers that will administer the offering will be selected by the Holders of a majority in aggregate principal amount of the Registrable Bonds included in such offering; provided, however, that such underwriters and managers must be reasonably satisfactory to the Company.

7.	Miscellaneous.
(a)

Rule 144 and Rule 144A. If and for so long as the Company is subject to the reporting requirements of Section 13 or 15 of the Exchange Act and (subject to the final paragraph of Section 2(a) hereof) any Registrable Bonds remain outstanding, the Company will file the reports required to be filed by it under the Securities Act and Section 13(a) or 15(d) of the Exchange Act and the rules and regulations adopted by the SEC thereunder. If the Company ceases to file such reports, it will, upon the request of any Holder of Registrable Bonds covered by this Agreement (A) make publicly available such information as is necessary to permit sales of its securities pursuant to Rule 144 under the Securities Act, (B) deliver such information to prospective purchasers as is necessary to permit sales of its securities pursuant to Rule 144A under the Securities Act and (C) take such further action that is reasonable in the circumstances, in each case, to the extent required from time to time to enable such Holder to sell its Registrable Bonds without registration under the Securities Act within the limitation of the exemptions provided by (I) Rule 144 under the Securities Act, as such rule may be amended from time to time, (ii) Rule 144A under the Securities Act, as such rule may be amended from time to time or (iii) any similar rules or regulations hereafter adopted by the SEC. Upon the request of any Holder of Registrable Bonds covered by this Agreement, the Company will deliver to such Holder a written statement as to whether it has complied with such requirements.

(b)

No Inconsistent Agreements. The Company has not entered into, and the Company will not on or after the date of this Agreement enter into, any agreement that is inconsistent with, or limits, the rights granted to the Holders of Registrable Bonds in this Agreement or otherwise conflicts with the provisions hereof. The rights granted to the Holders hereunder do not and will not for the term of this Agreement in any way conflict with the rights granted to the holders of the Company's other issued and outstanding securities under any such agreements.

(c)

Amendments and Waivers. The provisions of this Agreement, including the provisions of this sentence, may not be amended, modified or supplemented, and waivers of consents to departures from the provisions hereof may not be given, unless the Company has obtained the written consent of Holders of at least a majority in aggregate principal amount of the outstanding Registrable Bonds or the holders of at least a majority in aggregate principal amount of the outstanding Exchange Bonds (the "Applicable Holders") covered by this Agreement at such time and affected by such amendment, modification, supplement, waiver or departure; provided that no amendment, modification or supplement or waiver or consent to departure with respect to the provisions of Section 4 hereof shall be effective as against any Applicable Holder without the consent of such Applicable Holder. Notwithstanding the foregoing sentence, (I) this Agreement may be amended, without the consent of any Applicable Holder, by written agreement signed by the Company and the Initial Purchasers, (A) to cure any ambiguity, correct or supplement any provision of this Agreement that may be defective or inconsistent with any other provision of this Agreement or (B) to make any other provisions with respect to matters or questions arising under this Agreement which shall not be inconsistent with other provisions of this Agreement, and which shall, in the case of both (A) and (B) not adversely affect the interests of the Applicable Holders in any material respect, (ii) without the consent of any Applicable Holder, this Agreement may be amended, modified or supplemented, and waivers and consents to departures from the provisions hereof may be given, by written agreement signed by the Company and the Initial Purchasers to the extent that any such amendment, modification, supplement, waiver or consent is, in their reasonable judgment, necessary or appropriate to comply with applicable law and regulation (including any interpretation by the staff of the SEC) and (iii) to the extent any provision of this Agreement relates to the Initial Purchasers, such provision may be amended, modified or supplemented, and waivers or consents to departures from such provisions may be given, by written agreement signed by the Company and the Initial Purchasers.

(d)

Notices. All notices and other communications provided for or permitted hereunder shall be made in writing by hand-delivery, registered first-class mail, facsimile, or any courier guaranteeing overnight delivery (i) if to a Holder, at the most current address given by such Holder to the Company by means of a notice given in accordance with the provisions of this Section 7(d), which address initially is, with respect to the Initial Purchasers:

Barclays Capital Inc. 200 Park Avenue New York, NY 10166
.P. Morgan Securities Inc. 270 Park Avenue New York, NY 10017 Attention: High Grade Syndicate Desk - 8th floor
Scotia Capital (USA) Inc. 1 Liberty Plaza, 25th Floor 165 Broadway New York, NY 10006
and (ii) if to the Company, initially at the Company's address:
Attention: Treasurer 700 Universe Boulevard P.O. Box 14000 Juno Beach, Florida 33408
and thereafter at such other address, notice of which is given in accordance with the provisions of this Section 7(d).

All such notices and communications shall be deemed to have been duly given: at the time delivered by hand, if personally delivered; five Business Days after being deposited in the mail, postage prepaid, if mailed; when receipt is acknowledged, if faxed; and on the next Business Day, if timely delivered to an air courier guaranteeing overnight delivery.

Copies of all such notices, demands, or other communications shall be concurrently delivered by the Person giving the same to the Trustee, at the address specified in writing for such purpose.
(e)

Successors and Assigns. This Agreement shall inure to the benefit of and be binding upon the successors, assigns and transferees of the Company and each Initial Purchaser, including, without limitation and without the need for an express assignment, subsequent Applicable Holders; provided, however, that nothing herein shall be deemed to permit any assignment, transfer or other disposition of Registrable Bonds in violation of the terms of the Purchase Agreement or the Mortgage. If any transferee of any Holder shall acquire Registrable Bonds, in any manner, whether by operation of law or otherwise, such Registrable Bonds shall be held subject to all of the terms of this Agreement, and by taking and holding such Registrable Bonds, such Person shall be conclusively deemed to have agreed to be bound by and to perform all of the terms and provisions of this Agreement, including the restrictions on resale set forth in this Agreement and, if applicable, the Purchase Agreement, and such Person shall be entitled to receive the benefits hereof.

(f)

Third Party Beneficiary. Each Holder and any Participating Broker-Dealer shall be third party beneficiaries of the agreements made hereunder between the Initial Purchasers and the Company, and the Initial Purchasers shall have the right to enforce such agreements directly to the extent they deem such enforcement necessary or advisable to protect its rights or the rights of Holders hereunder.

(g)

Counterparts. This Agreement may be executed in any number of counterparts by the parties hereto in separate counterparts, each of which, when so executed and delivered, shall be deemed an original, but all of such counterparts shall together constitute one and the same agreement.

(h) Headings. The headings in this Agreement are for convenience of reference only and shall not limit or otherwise affect the meaning hereof.
(i)

GOVERNING LAW. THIS AGREEMENT AND THE SECURITIES SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK WITHOUT REGARD TO CONFLICT OF LAWS PRINCIPLES THEREUNDER, EXCEPT TO THE EXTENT THAT THE LAWS OF ANY OTHER JURISDICTION SHALL BE MANDATORILY APPLICABLE.

(j)

Severability. In the event that any one or more of the provisions contained herein, or the application thereof in any circumstance, is held invalid, illegal or unenforceable, the validity, legality and enforceability of any such provision in every other respect and of the remaining provisions contained herein shall not be affected or impaired thereby.

(k)

Securities Held by the Company or its Affiliates. Whenever the consent or approval of Holders of a specified percentage of Registrable Bonds is required hereunder, Registrable Bonds held by the Company or its Affiliates shall not be counted in determining whether such consent or approval was given by the Holders of such required percentage.

(l)

Entire Agreement. This Agreement embodies the entire agreement and understanding between the Company and the Initial Purchasers relating to the subject matter hereof and supersedes all prior agreements and understandings, both written and oral, among the parties hereto with respect to this subject matter.

IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date first written above.

Very truly yours,
Florida Power & Light Company
	By:	/s/ Robert S. Schauer

Name: Robert S. Schauer
Title: Assistant Treasurer

Accepted and delivered as of
the date first above written:

Barclays Capital Inc.

By:	/s/ Pamela Kendall

Name:	Pamela Kendall
Title:	Director

J.P. Morgan Securities Inc.

By:	/s/ Robert Bottamedi

Name:	Robert Bottamedi
Title:	Vice President

Scotia Capital (USA) Inc.

By:	/s/ Frank Pinon

Name:	Frank Pinon
Title:	Managing Director
Head of U.S. Fixed Income

Acting on their own behalf and on behalf of the other several Initial Purchasers referred to in the foregoing agreement.